SHARE TRANSFER AGREEMENT

This Agreement dated effective as of the 16th day of January, 2004.

BETWEEN:

	NAME OF TRANSFEROR:	JACK MORGAN

	ADDRESS OF TRANSFEROR:	375 Newcastle Avenue
Nanaimo, BC V9R 5K4

(the “Transferor”)

OF THE FIRST PART
AND:

	NAME OF TRANSFEREE:	W. SCOTT LAWLER

	ADDRESS OF TRANSFEREE:	1530 9th Avenue, S.E, .
Calgary, AB T2G 0T7

(the “Transferee”)

OF THE SECOND PART

THIS AGREEMENT WITNESSES THAT in consideration of the payment of $35,000 US, and other good and valuable consideration, by the Transferee to the Transferor, payable at closing, the sufficiency of which is acknowledged, and in reliance of the representations and warranties of the Transferee, the Transferor hereby agrees to sell, assign and transfer to the Transferee an aggregate of up to 5,000,000 shares of common stock of CELLWAY VENTURES, INC. (the “Company”) (the “Shares”) free and clear of all liens, charges and encumbrances. The Transferee acknowledges and agrees that the Shares are restricted shares, as contemplated under the United States Securities Act of 1933 (the “1933 Act”) which have been issued to the Transferor pursuant to Section 4(2) of the 1933 Act without registration and that all share certificates representing the Shares will be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.”

The Transferee represents and warrants to the Transferor that:

(1)
The Transferee is acquiring the Shares for his own account for investment purposes, with no present intention of dividing interest with others or reselling or otherwise disposing of any or all of the Shares;

(2)
The Transferee does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

(3)	The Transferee has no present or contemplated agreement providing for the sale or other disposition of the Shares;
(4)	The Transferee is not aware of any circumstance presently in existence which is likely in the future to prompt a sale or other disposition of the Shares; and

(5)
The Transferee possesses the financial and business experience to make an informed decision to acquire the Shares and has had access to all information relating to the Company and its business operations which would be necessary to make an informed decision to purchase the Shares.

The Transferor will resign as President, Secretary, Treasurer and Director of the Company and appoint the Transferee in his place on closing or such later date as required to enable the Company to comply with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder.

The Transferor and the Transferee confirm that O’Neill &Taylor PLLC have prepared this agreement acting as legal counsel for the Company only, that neither O’Neill &Taylor PLLC nor its affiliate Northwest Law Group have acted for the Transferor or the Transferee and that the Transferor and the Transferee have each been advised to seek independent legal advice.

Closing will take place on January 28, 2004 at 11:00 am at the offices of Northwest Law Group or at such other time and place as the parties may mutually agree.

This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date of this Agreement.

NUMBER OF SHARES TRANSFERRED:	5,000,000 Shares of Common Stock

TRANSFEROR

SIGNATURE OF TRANSFEROR:	/s/ Jack Morgan

NAME OF TRANSFEROR:	JACK MORGAN

TRANSFEREE

SIGNATURE OF TRANSFEREE:	/s/ W. Scott Lawler

NAME OF TRANSFEREE:	W. SCOTT LAWLER